UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2016
_____________________
Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

_____________________________________________________________ (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2016, the Board of Directors (the “Board”) of Cohen & Steers, Inc. (the “Company”) appointed Dr. Reena Aggarwal as a director of the Company and as a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The appointment of Dr. Aggarwal increases the size of the Board to seven (7) members.

Dr. Aggarwal, age 58, currently serves as Vice Provost for Faculty at Georgetown University. In addition, she serves as a Professor of Finance and the Director of the Georgetown Center for Financial Markets and Policy at Georgetown’s McDonough School of Business.

The Board has determined that Dr. Aggarwal is independent in accordance with Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the applicable New York Stock Exchange rules. There were no arrangements or understandings between Dr. Aggarwal and any other person pursuant to which Dr. Aggarwal was appointed a director of the Company. Dr. Aggarwal has not been a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her service as a director, Dr. Aggarwal is entitled to receive the standard compensation paid to non-management directors of the Company as disclosed in the Company’s 2016 Proxy Statement filed with the Securities and Exchange Commission on March 23, 2016. Any compensation to be paid by the Company to Dr. Aggarwal for 2016 will be pro-rated accordingly.

A copy of the press release announcing the appointment of Dr. Aggarwal as a director of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits. The exhibit listed on the exhibit index accompanying this Current Report on Form 8-K is filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: November 2, 2016	By:	/s/ Adam Johnson
Name: Adam Johnson Title: Senior Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 2, 2016